CONSENT OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 11 to the registration statement on Form N-1A (File No. 33-37214) ("Registration Statement") of our report dated August 13, 2001, relating to the financial statements and financial highlights appearing in the June 30, 2001, Annual Report of Putnam International Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 24, 2001